Cardax Appoints Global Healthcare Executive as Independent Director

Brings Experience Across Pharma, Biotech, and Consumer Health

January 10, 2017 8:00 AM Eastern Standard Time

HONOLULU—(BUSINESS WIRE)—Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today the appointment of Michele Galen, an attorney and former Chief Communications Officer for both Novartis AG and Shire plc, as an independent member of its Board of Directors. Ms. Galen will join current Chairman and independent director George Bickerstaff, independent director Terence A. Kelly, PhD, and Cardax CEO David G. Watumull on the Cardax Board. The appointment was made on January 4, 2017.

“Michele brings highly successful senior management and communications experience from Novartis, Shire, and leading venture capital firm MPM Capital to the Cardax Board,” said Chairman George Bickerstaff. “Combined with her experience as a journalist and lawyer, Michele offers a unique perspective that will further contribute to the achievement of our strategy.”

“Michele’s broad background, in particular across consumer health and pharmaceutical commercialization, provides an ideal skill set for Cardax as it commercializes ZanthoSyn™, its safe anti-inflammatory for general health, and develops CDX-085, its superior second generation product,” said CEO David G. Watumull. “We are delighted to welcome Michele to the Cardax Board.”

About Michele Galen

Michele Galen is a strategic advisor to firms across pharmaceuticals, biotech, health start-ups and global health. Ms. Galen served as Global Head, Communications and Public Affairs, for Shire plc, serving as the lead communications and public affairs advisor on the $32 billion successful acquisition and integration of Baxalta. Previously, Ms. Galen led Global Communications in Switzerland for Novartis AG, where she spent 14 years in positions of increasing responsibility and served on several management boards. Earlier, Ms. Galen served as chief marketing officer for MPM Capital, Managing Director for public relations firm Burson-Marsteller, Legal Affairs Editor for Business Week magazine, and an attorney with Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Galen is currently a board member for nonprofit Global Oncology and for MK&A, a global healthcare consulting firm. Ms. Galen received a B.A. from George Washington University, M.S. from the Columbia University Graduate School of Journalism, and J.D. from New York University School of Law.

About Cardax, Inc.

Cardax, Inc. devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

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